UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 16, 2018

Date of Earliest Event Reported: October 15, 2018

000-55218
(Commission file number)

Trxade Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	46-3673928
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3840 Land O’ Lakes Blvd
Land O’ Lakes, Florida
34639
(Address of principal executive offices)

800-261-0281
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 15, 2018, Trxade Group, Inc., a Delaware corporation (the “Company”) entered into and consummated the purchase of 100% of the equity interests of Community Specialty Pharmacy, LLC, a Florida limited liability company, (“CSP”), pursuant to the terms and conditions of the Membership Interest Purchase Agreement (“Purchase Agreement”), entered into by and among the Company as the buyer, and CSP, and Nikul Panchal, the equity owner of CSP (the “Owner”).  CSP is an accredited pharmacy located in St. Petersburg, Florida. CSP is an independent retail specialty pharmacy with a focus on specialty medications, has been proudly serving the local, and state community since 2010, with innovative pharmacy model which offer home delivery services to any patient thereby providing convenience. The purchase price for CSP was $300,000 in cash, a promissory note from the Company of $300,000, accruing interest at a simple interest rate of ten percent (10%), with interest payable annually, and principal payable at maturity in thirty-six (36) months (the “Promissory Note”), and a warrant to purchase 405,507 shares of the Common Stock of the Company (“Revocable Warrant”), exercisable for eight (8) years from the issuance date at a strike price of $0.01 per share, and subject to revocability restrictions which lapse over three (3) years.

The Purchase Agreement includes certain customary representations, warranties and covenants on the part of the CSP, the Company and the Owner. The representations and warranties of the parties in the Purchase Agreement (i) have been made solely for the benefit of the other parties to the Purchase Agreement, and were not intended to be, and should not be, relied upon by any person other than such parties, including shareholders of the Company; (ii) should not be treated as categorical statements of fact, but rather as a way of allocating risk between the parties; (iii) in some cases have been qualified by disclosures that were made to the other parties in connection with the negotiation of the Purchase Agreement, which disclosures are not necessarily reflected in the Purchase Agreement; and (iv) may apply standards of materiality in a way that may differ from standards of materiality applied by investors. The Purchase Agreement includes various other provisions customary for transactions of this nature, including indemnification provisions.

The foregoing is a summary of the material provisions of the Purchase Agreement, the Promissory Note, and Revocable Warrant. This summary is not intended to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, the Promissory Note and Warrant Agreement which are filed as Exhibits 2.01, 2.02 and 2.03, respectively, to this Current Report, each of which is incorporated into this Current Report by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The offer and sale of the Promissory Note and Revocable Warrant in connection with the Purchase Agreement was made in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

ITEM 8.01 OTHER EVENTS.

On October 16, 2018, the Company issued a press release announcing the purchase of Community Specialty Pharmacy, LLC. A copy of this press release is incorporated herein by reference as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(b) Pro Forma Financial Information.

The historical consolidated financial statements, which include the business acquired under Item 1.01 above for periods specified in Rule 8-04(b) of Regulation S-X,  will be filed through an amendment to this Current Report on Form 8-K/A no later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

See Exhibit Index immediately following the signature page to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Trxade Group, Inc.

By:/s/Suren Ajjarapu

Suren Ajjarapu,

Chief Executive Officer

Date: October 16, 2018

Exhibit No	Exhibit Description
2.01	Membership Interest Purchase Agreement
2.02	Promissory Note
2.03	Revocable Warrant
99.1	Press Release